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                                                                   EXHIBIT 10.35

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $59,500,000 UNDER CHAPTER
                           287 OF MINNESOTA STATUTES.

         THIS IS A MORTGAGE AMENDMENT, AS DEFINED IN MINNESOTA STATUTES,
    SECTION 287.01, SUBDIVISION 2, AND AS SUCH IT DOES NOT SECURE A NEW OR AN
                            INCREASED AMOUNT OF DEBT

                         AMENDED AND RESTATED MORTGAGE,
                   SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF
                       LEASES AND RENTS AND FIXTURE FILING

                                     MADE BY

                         GLIMCHER NORTHTOWN VENTURE, LLC
                                  AS MORTGAGOR

                                       to

              KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
                                  AS MORTGAGEE

                          Dated as of: October 17, 2003

                   PREPARED BY AND UPON RECORDATION RETURN TO:

                       Sonnenschein Nath & Rosenthal, LLP
                                8000 Sears Tower
                                233 South Wacker
                             Chicago, Illinois 60606
                           Attention: Pat Moran, Esq.

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                         AMENDED AND RESTATED MORTGAGE,
                SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF LEASES
                          AND RENTS AND FIXTURE FILING

                             Project Common Known As
                                "Northtown Mall"

         THIS AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this "Mortgage") is made as of October 17, 2003, by GLIMCHER NORTHTOWN VENTURE, LLC, a Delaware limited liability company ("Mortgagor") whose address is 150 East Gay Street, Columbus, Ohio 43215, and KEYBANK NATIONAL ASSOCIATION, as administrative agent for itself and one or more Lenders (as defined in that certain Credit Agreement bearing the date October 17, 2003 by and between Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Borrower"), such Lenders and KEYBANK NATIONAL ASSOCIATION, as administrative agent, hereinafter the "Credit Agreement"), (together with its successors and assigns, the "Mortgagee"), whose address is 127 Public Square, Cleveland, Ohio 44114.

         This Mortgage amends and restated in their entirety those certain documents as described, assigned and amended as follows:

         1. Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing made by Mortgagor in favor of Bankers Trust Company, as Agent dated August 30, 2001, and recorded August 31, 2001 with the Anoka County, Minnesota Recorder as Document No. 1599541 ("Senior Mortgage");

         2. Junior Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing made by Mortgagor in favor of Bankers Trust Company, as Agent dated August 30, 2001, and recorded August 31, 2001 with the Anoka County, Minnesota Recorder as Document No. 1599543 ("Junior Mortgage");

         3. Assignment of Leases and Rents made by Mortgagor in favor of Bankers Trust Company, as Agent dated August 30, 2001, and recorded August 31, 2001 with the Anoka County, Minnesota Recorder as Document No. 1599542 ("Senior Assignment"); and

         4. Junior Assignment of Leases and Rents made by Mortgagor in favor of Bankers Trust Company, as Agent dated August 30, 2001, and recorded August 31, 2001 with the Anoka County, Minnesota Recorder as Document No. 1599544 ("Junior Assignment").

which documents were assigned to KeyBank National Association, in its individual capacity, by an Absolute Assignment of Note and Loan Documents dated as of September 29, 2003 and recorded October __, 2003 with the Anoka County, Minnesota Recorder as Document No. _________ and were further assigned to KeyBank National Association, it its capacity as administrative agent under the Credit Agreement, as Mortgagee, by an Absolute Assignment of Note and Loan Documents of

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even date herewith and recorded October __, 2003 with the Anoka County,
Minnesota Recorder as Document No. _________, and were amended by that certain First Amendment to Security Documents of even date herewith and recorded October __, 2003 with the Anoka County, Minnesota Recorder as Document No. ________ made by Mortgagor and Mortgagee which increased the aggregate amount of principal secured by such documents, to Fifty Nine Million Five Hundred Fifty Thousand Dollars ($59,500,000).

1.       GRANT AND SECURED OBLIGATIONS.

         1.1 Grant. Mortgagor has executed that certain Subsidiary Guaranty of even date herewith in favor of Mortgagee for the purpose of securing payment and performance of the obligations of the Borrower under the Credit Agreement and Mortgagor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages and warrants to Mortgagee, with power of sale and with right of entry and possession, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the "Property"):

                  (a) The real property located in the County of Anoka, State of Minnesota, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the "Premises"); together with

                  (b) All buildings, structures and improvements now located or later to be constructed on the Premises (the
         "Improvements"); together with

                  (c) All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

                  (d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions ("leases") relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases; together with

                  (e) All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; together with

                  (f) All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes,

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         ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage and any manufacturer's warranties with respect thereto; together with

                  (g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements; together with

                  (h) All of Mortgagor's interest in and to all operating accounts pertaining to the Property and the Loan funds, whether disbursed or not; together with

                  (i) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Premises or to any business now or later to be conducted on it, or to the Premises and Improvements generally and any builder's or manufacturer's warranties with respect thereto; together with

                  (j) All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

                  (k) All of Mortgagor's rights in and to all Rate Management Transactions entered into with the Administrative Agent or any of the Lenders in connection with the Credit Agreement;

                  (l) All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); together with

                  (m) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

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         Capitalized terms used above and elsewhere in this Mortgage without definition have the meanings given them in the Credit Agreement.

         1.2      Secured Obligations.

                  (a) Mortgagor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the payment of all obligations at any time of Mortgagor under that certain Subsidiary Guaranty dated October 17, 2003, executed by the Mortgagor in favor of the Mortgagee (the "Secured Obligations") in any order of priority that Mortgagee may choose.

                  (b) Notwithstanding anything to the contrary herein, the maximum principal indebtedness secured hereby is $59,500,000 (the "Maximum Principal Amount"), plus amounts which may be advanced by Mortgagee in protection of the Property (as hereinafter defined) or this Mortgage. The amount of the Maximum Principal Amount may be increased or decreased at any time by a written agreement between Mortgagor and Mortgagee in recordable form, amending this Mortgage, an executed copy of which shall be recorded in the office(s) in which this Mortgage is recorded, and Mortgagor shall pay any increased mortgage registry tax payable as a result thereof.

                  (c) All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Credit Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.       ASSIGNMENT OF RENTS.

         2.1 Assignment of Rents and Profits. As additional security for the payment of the Secured Obligations and any amounts which Mortgagor is obligated to pay Mortgagee pursuant to this Mortgage, Mortgagor hereby assigns the rents and profits from the Property to Mortgagee (the "Assignment of Rents"). Mortgagee may enforce the Assignment of Rents upon the occurrence of an Event of Default, as defined in this Mortgage, without regard to waste, adequacy of security or the solvency of the Mortgagor. To enforce the Assignment of Rents, Mortgagee may, at its option, either:

                  (a) Apply to a Minnesota District Court for the Judicial District in which all or any part of the Property are located for the appointment of a receiver pursuant to Minnesota Statute Section 559.17. The Mortgagee shall be entitled to the appointment of a receiver upon a showing that an Event of Default has occurred under the terms of the Mortgage and without regard to waste, adequacy of security or the solvency of the Mortgagor. If the Court appoints a receiver, the receiver shall have the right to manage, operate and lease (for terms of any duration) the Property and shall collect the rents and profits from the Property from the date of appointment to the date of a Court Order discharging the receiver. The receiver shall apply the rents and profits collected:

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                           (i)      To pay the expenses listed in clauses (1),
                  (2) and (3) of Minn. Stat. Section 576.01, Subd. 2 in the priority numbered;

                           (ii) To pay all expenses for normal maintenance of the Mortgaged Premises in the manner provide din Section 576.01, subd. 2;

                           (iii) To pay Mortgagee for any amounts which Mortgagor owes to Mortgagee pursuant to Section 5, 10 of this Mortgage;

                           (iv) To pay the holder of any prior mortgage for installments of principal and interest as they become due;

                           (v) To pay the holder of any other prior liens or encumbrances as payments on such liens or encumbrances become due;

                           (vi) If application of the rents and profits is made before the occurrence of a Sheriff's sale foreclosing this Mortgage, to pay Mortgagee for amounts due under the Secured Obligations;

                           (vii) If application of the rents and profits is made after the occurrence of a Sheriff's sale foreclosing this Mortgage and Mortgagee is not entitled to obtain a deficiency judgment under Minnesota Statues, Section 582.30, to the holder of the Sheriff's Certificate of Sale as a credit against the amount required to be paid to effect a redemption of the Property from foreclosure of this Mortgage;

                                       OR

                  If application of rents and profits is made after the occurrence of a Sheriff's sale foreclosing this Mortgage and the Mortgagee is entitled to obtain a deficiency judgment pursuant to Minnesota Statutes, Section 582.30, first, to the Mortgagee for the payment of any deficiency for which the Mortgagee is entitled to seek a judgment (whether or not Mortgagee has obtained a judgment) and second, to the holder of the Sheriff's Certificate of Sale; as a credit against he amount required to be paid to effect a redemption of the Property from the foreclosure of this Mortgage;

                           (viii) If the application of rents and profits pursuant to Section 2.1(a)(vi) and 2.1(a)(vii) above is sufficient to pay all of the Secured Obligations or is sufficient to pay all amounts necessary to redeem the Property from the foreclosure of this Mortgage and the Mortgagor or another party with a right to redeem actually redeems the Property from the foreclosure of this Mortgage and obtains a Certificate of Redemption, to the Mortgagor or, if applicable, to the holder of a subordinate assignment of rents and profits.

                  (b) File in the Office of the County Recorder, or in the case of registered property, in the Office of the County Registrar of Titles, a notice of the occurrence of an Event of Default in the terms and conditions of this Mortgage and serve the notice of the occurrence of an Event of Default upon the occupiers of the Property, and from and after the date of filing and service through the date Mortgagee files and services a notice that

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         Mortgagor has cured all Events of Default, collect all rents and profits from the occupiers of the Property, without regard to waste, adequacy of security or solvency of the Mortgagor, and apply the rents and profits collected in the manner provided for the application of amounts which a receiver collects pursuant to Section 2.1(a) above. Mortgagee's exercise of its rights under this Section 2.1(b) shall not cause Mortgagee to be deemed a mortgagee in possession of the Property.

         2.2 Mortgagee Not Responsible. Under no circumstances shall Mortgagee have any duty to produce Rents from the Property. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Premises and Improvements, unless Mortgagee agrees in writing to the contrary, Mortgagee is not and shall not be deemed to be:

                  (a)      A "mortgagee in possession" for any purpose; or

                  (b) Responsible for performing any of the obligations of the lessor under any lease; or

                  (c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property, unless caused by the gross negligence, willful misconduct or bad faith of Mortgagee; or

                  (d) Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

         2.3 Leasing. Mortgagor shall not accept any deposit or prepayment of rents under the leases for any rental period exceeding one (1) month without Mortgagee's prior written consent. Mortgagor shall not lease the Property or any part of it except strictly in accordance with the Credit Agreement.

3.       GRANT OF SECURITY INTEREST.

         3.1 Security Agreement. The parties intend for this Mortgage to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Mortgagee. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Mortgagor as debtor hereby grants Mortgagee as secured party a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations. This Mortgage constitutes a security agreement under the Uniform Commercial Code of the State in which the Property is located, covering all such Property and Rents.

         3.2 Financing Statements. Mortgagor hereby authorizes Mortgagee to file one or more financing statements. In addition, Mortgagor shall execute such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee's security interest in any Property or Rents. As provided in Section 5.10 below, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record

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searches as Mortgagee may reasonably require. In case Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4.       FIXTURE FILING.

         The filing of this Mortgage shall constitute of filing of a financing statement in the office wherein it is filed and a carbon, photographic or other reproduction of this document may also be filed as a financing statement.

Name and Address:          Glimcher Northtown Venture, LLC
of Debtor:                 c/o Glimcher Properties Limited Partnership
                           20 South Third Street
                           Columbus, OH 43215

Name and Address of        KeyBank National Association,
Secured Party:             as Administrative Agent
                           127 Public Square
                           Cleveland, OH 44114

Description of the types
(or items of property
covered by this
financing statement):      All building materials, equipment, fixtures,
                           furniture and furnishings, (including, but not limited to all engines, boilers, elevators, machinery, heating apparatus, electrical equipment, air conditioning equipment, water and gas fixtures, plumbing, communication devices, stoves, refrigerators, carpeting, shades, awnings, screens, storm sashes, and blinds) now or hereafter located or intended to be located on the Property of whatsoever type or nature whether now owned or hereafter acquired by Mortgagor, including all replacements, repairs and substitutions thereto and proceeds thereof.

Description of real
Estate tow which all or
Part of the collateral
is attached or upon
Which it is located:       See Exhibit "A" attached hereto.

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5.       RIGHTS AND DUTIES OF THE PARTIES.

         5.1 Representations and Warranties. Mortgagor represents and warrants that:

                  (a) Mortgagor lawfully possesses and holds fee simple title to all of the Premises and Improvements;

                  (b) Mortgagor has or will have good title to all Property other than the Premises and Improvements;

                  (c) Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

                  (d) This Mortgage creates a first and prior lien on the Property;

                  (e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

                  (f) Mortgagor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office; and

                  (g) Mortgagor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

         5.2 Taxes, and Assessments. Mortgagor shall, prior to delinquency, pay or cause to be paid each installment of all taxes and special assessments of every kind, now or hereafter levied against the Property or any part thereof, without notice or demand, and shall provide Mortgagee with evidence of the payment of same. Mortgagor shall pay all taxes and assessments which may be levied upon Mortgagee's or the Lenders' interest herein or upon this Mortgage or the debt secured hereby (excluding any income taxes or similar charges imposed upon Mortgagee or the Lenders), without regard to any law that may be enacted imposing payment of the whole or any part thereof upon the Mortgagee or any Lender. Notwithstanding anything contained in this Section to the contrary, Mortgagor shall have the right to pay or cause to be paid any such tax or special assessment under protest or to otherwise contest any such tax or special assessment but only if (i) such contest has the effect of preventing the collection of such tax or special assessment so contested and also prevent the sale or forfeiture of the Property or any part thereof or any interest therein,
(ii) Mortgagor promptly notifies Mortgagee in writing of its intent to contest such tax or special assessment, and (iii) if so requested in writing by Mortgagee, Mortgagor has deposited security in form and amount reasonably satisfactory to Mortgagee, and increases the amount of such security so deposited promptly after Mortgagee's request therefor. Mortgagor shall prosecute or cause the prosecution of all such contest actions in good faith and with due diligence.

         5.3 Performance of Secured Obligations. Mortgagor shall promptly pay and perform each Secured Obligation in accordance with its terms.

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         5.4      Liens, Charges and Encumbrances. Mortgagor shall immediately discharge any lien on the Property which Mortgagee has not consented to in writing in accordance with the terms of Section 6.16 of the Credit Agreement.

         5.5 Damages, Restoration, and Insurance Proceeds. As long as no Event of Default has occurred and is then continuing, all insurance proceeds for losses at the Property of less than $500,000.00 shall be adjusted with and payable to the Mortgagor. In case of loss, Mortgagee shall have the right (but not the obligation) to participate in and reasonably approve the settlement of any insurance claim in excess of $500,000.00 and all claims thereafter, and Mortgagee is at all times authorized to collect and receive any insurance money for those claims which Mortgagee is entitled to approve the settlement of hereunder however, notwithstanding the forgoing, if the Property is damaged and the Borrower elects to release the Property from the Collateral Pool in accordance with the terms of Section 2.7(c) of the Credit Agreement, upon such release, all insurance proceeds for such damage to the Property shall be payable to the Mortgagor.

         At the election of Mortgagee, such insurance proceeds may be applied to reduce the outstanding balance of the indebtedness under the Credit Agreement or to pay for costs of repair and restoration of the Property; provided, however, that so long as no Event of Default has occurred and is then continuing, Mortgagee shall make such insurance proceeds available to pay for such costs of repair and restoration. If Mortgagee is entitled to and does elect to apply insurance proceeds in payment or reduction of the indebtedness secured hereby, then Mortgagee shall reduce the then outstanding balance of the Advances by the amount of the insurance proceeds received and so applied by Mortgagee. In the event that Mortgagee does not elect to apply the insurance proceeds to the indebtedness secured hereby as set forth above, such insurance proceeds shall be used to reimburse Mortgagor for the cost of rebuilding or restoring the Premises. The Premises shall be so restored or rebuilt as to be substantially the same quality and character as the Premises were prior to such damage or destruction in accordance with the original plans and specifications or to such other condition as Mortgagee shall reasonably approve in writing.

         If Mortgagee elects to make the proceeds available for repair and restoration, any request by Mortgagor for a disbursement by Mortgagee of fire or casualty insurance proceeds and funds deposited by Mortgagor with Mortgagee pursuant to this Section 5.5 shall be treated by Mortgagee as if such request were for an Advance under the Credit Agreement, and the disbursement thereof shall be conditioned upon the Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under the Credit Agreement for such an Advance, and during any such period that funds are available to the Borrower for application to restore the Property, the amount of the Borrowing Base attributable to the Property shall be determined in accordance with the terms of the Credit Agreement. Additionally, such disbursement shall also be conditioned upon Borrower's providing to Administrative Agent: updated title insurance, satisfactory evidence, as reasonably determined by Administrative Agent, that the Premises shall be so restored or rebuilt as to be of at least equal value and quality and substantially the same character as the Premises were prior to such damage or destruction in accordance with the original plans and specifications or to such other condition as Administrative Agent shall reasonably approve in writing, satisfactory evidence of the estimated cost of completion thereof and with such architect's certificates, waivers of lien, contractors' sworn statements and other evidence of cost and of payments as Administrative Agent may reasonably require and approve. The undisbursed balance of insurance proceeds shall at

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all times be sufficient to pay for the cost of completion of the work free and clear of liens and if such proceeds are insufficient, Mortgagor shall deposit the amount of such deficiency with Mortgagee prior to the disbursement by Mortgagee of (i) any insurance proceeds or (ii) any additional Advances under the Credit Agreement for such purpose.

         5.6 Condemnation Proceeds. Mortgagor hereby assigns, transfers and sets over unto Mortgagee its entire interest in the proceeds (the "Condemnation Proceeds") of any award or any claim for damages for any of the Property taken or damaged under the power of eminent domain or by condemnation or any transaction in lieu of condemnation ("Condemnation"), unless, notwithstanding the forgoing, (i) such taking, damage or condemnation does not cause a material diminution in the value of the Premises or (ii) Mortgagor elects to release the Property in accordance with the terms of Section 2.7(c) of the Credit Agreement, in which case, upon such release, all Condemnation Proceeds for damages to the Property shall be payable to the Mortgagor. Mortgagee shall make available to Mortgagor the Condemnation Proceeds for the restoration of the Premises if Mortgagor satisfies all of the conditions set forth in this Section 5.6 hereof for disbursement of insurance proceeds. In all other cases Mortgagee shall have the right, at its option, to apply the Condemnation Proceeds upon or in reduction of the indebtedness secured hereby, whether due or not. If Mortgagee is entitled to and does elect to apply Condemnation Proceeds upon or in reduction of the indebtedness secured hereby, then Mortgagee shall reduce the then outstanding balance of the Advances under the Credit Agreement by the amount of the Condemnation Proceeds received and so applied by Mortgagee and the Borrowing Base reduced. If the Condemnation Proceeds are required to be used as aforesaid to reimburse Mortgagor for the cost of rebuilding or restoring buildings or improvements on the Property, or if Mortgagee elects that the Condemnation Proceeds be so used, and the buildings and other improvements shall be rebuilt or restored, the Condemnation Proceeds shall be paid out in the same manner as is provided in this Section 5.6 hereof for the payment of insurance proceeds toward the cost of rebuilding or restoration of such buildings and other improvements. Any surplus which may remain out of the Condemnation Proceeds after payment of such cost of rebuilding or restoration shall, at the option of Mortgagee, be applied on account of the indebtedness secured hereby or be paid to any other party entitled thereto.

         5.7      Maintenance and Preservation of Property.

                  (a)      Mortgagor shall insure the Property as required by
         Schedule 11 of the Credit Agreement and keep the Property in good condition and repair.

                  (b) Except as required by the terms of any lease approved by Administrative Agent, Mortgagor shall not remove or demolish the Property or any material part of it in any way, or materially alter, restore or add to the Property, or initiate or allow any material change or variance in any zoning or other Premises use classification which adversely affects the Property or any material part of it, except with Mortgagee's express prior written consent in each instance; the term "materially" or "material" as used in this Section 5.7(b) shall mean having a monetary effect in an amount greater than (i) $500,000 with respect to any Community Center and (ii) $1,000,000 with respect to any Regional Mall.

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                  (c)      Mortgagor shall not commit or allow any act upon or
         use of the Property which would violate: (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under the Credit Agreement.

                  (d) Mortgagor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Credit Agreement as waste which arises out of Materials of Environmental Concern.

                  (e) Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

         5.8 Releases, Extensions, Modifications and Additional Security. From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

                  (a) Release any person liable for payment of any Secured Obligation;

                  (b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

                  (c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

                  (d) Alter, substitute or release any property securing the Secured Obligations;

                  (e) Consent to the making of any plat or map of the Property or any part of it;

                  (f) Join in granting any easement or creating any restriction affecting the Property; or

                  (g) Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

                  (h)      Release the Property or any part of it.

         5.9 Release. If (a) Mortgagor shall fully pay all principal and interest on the Notes, and all other indebtedness secured hereby and comply with all of the other terms and provisions hereof to be performed and complied with by Mortgagor, and terminate the obligations of the Lenders to make additional advances under the Credit Agreement; or (b) Mortgagor shall comply with the terms and conditions as set forth in Section 2.7(c) of Credit Agreement for release of this Mortgage, Mortgagee, upon written request of Mortgagor stating that the requirements of either clause (a) or clause (b) above have been satisfied, shall release this Mortgage and the lien thereof by proper

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instrument upon payment and discharge of the amounts required under the Credit
Agreement and payment of any filing fee in connection with such release. Mortgagor shall pay any costs of preparation and recordation of such release.

         5.10     Compensation, Exculpation, Indemnification.

                  (a) Mortgagor agrees to pay fees required by and pursuant to the Credit Agreement, for any services that Mortgagee may render in connection with this Mortgage, including Mortgagee's providing a statement of the Secured Obligations or providing the release pursuant to Section 5.9 above. Mortgagor shall also pay or reimburse all of Mortgagee's costs and expenses which may be incurred in rendering any such services. Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.4, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.4(i) below) and any cost of evidence of title. If Mortgagee chooses to dispose of Property through more than one Foreclosure Sale, Mortgagor shall pay all costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales. In any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys' costs and fees (including the costs and fees of paralegals), survey charges, appraiser's fees, inspecting engineer's and/or architect's fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Mortgage, including the fees of any attorney (including the costs and fees of paralegals) employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage.

                  (b) Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

                           (i) Mortgagee's exercise of or failure to exercise any rights, remedies or powers granted to Mortgagee in this Mortgage;

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                           (ii)     Mortgagee's failure or refusal to perform or
                  discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

                           (iii) Any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct, gross negligence, or bad faith of Mortgagee.

         Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

                  (c) Mortgagor agrees to indemnify Mortgagee against and hold it harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which it may suffer or incur, unless caused by the gross negligence, willful misconduct or bad faith of the Mortgagee:

                           (i) In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

                           (ii) Because of any failure of Mortgagor to perform any of its obligations; or

                           (iii) Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

         This agreement by Mortgagor to indemnify Mortgagee shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.

                  (d) Mortgagor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

         5.11 Defense and Notice of Claims and Actions. At Mortgagor's sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

         5.12 Subrogation. Mortgagee shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

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         5.13     Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, and conducting non-invasive tests (unless Mortgagee has a good faith reason to believe that the taking and removing soil or groundwater samples is required, and in such case, conducting such tests) on any part of the Property. Mortgagee has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Mortgagee, its agents or representatives shall impose any liability on any of Mortgagee, its agents or representatives. In no event shall any site visit, observation or testing by Mortgagee, its agents or representatives be a representation that Materials of Environmental Concern are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Materials of Environmental Concern or any other applicable governmental law. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any of Mortgagee, its agents or representatives. Neither Mortgagee, its agents or representatives owe any duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Materials of Environmental Concern or any other adverse condition affecting the Property. Mortgagee shall give Mortgagor reasonable notice before entering the Property. Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor's use of the Property in exercising any rights provided in this Section 5.13. Notwithstanding the foregoing, all rights granted to Mortgagee under this Section 5.13 are subject to all rights of tenants to the Property.

         5.14 Notice of Change. Mortgagor shall give Mortgagee prior written notice of any change in: (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Mortgagor's name or business structure. Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Mortgagor's place of business or chief executive office if Mortgagor has more than one place of business.

6.       TRANSFERS, DEFAULT AND REMEDIES.

         6.1 Transfers. Mortgagor acknowledges that Mortgagee is making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Mortgagee's reliance, Mortgagor agrees that Mortgagor shall not make any transfer of the Property or transfer of its interests therein, except for leases in the ordinary course (a "Transfer"), unless the Transfer is preceded by Mortgagee's express written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its sole discretion.

         6.2 Events of Default. Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default;" any one singly, an "Event of Default"):

                  (a) If a default shall occur with respect to covenants, agreements and obligations of Mortgagor under this Mortgage involving the payment of money (other than a default in

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

         the payment of principal when due as provided in Section 7.1 of the Credit Agreement) and shall continue for a period of five (5) business days after the due date thereof; or

                  (b) If there is a failure to perform or observe any of the other covenants, agreements and conditions contained in this Mortgage in accordance with the terms hereof, and such default continues unremedied for a period of thirty (30) days after written notice from Mortgagee to defaulting Mortgagor of the occurrence thereof; or

                  (c) An "Event of Default" occurs under the Credit Agreement or any other Loan Document.

         6.3 Remedies. At any time after an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Mortgagee at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

                  (a) Acceleration. Upon the occurrence and continuation of any Event of Default above under subsections 6.2 (a) or 6.2 (b) above, the Property shall no longer be eligible to be included in the calculation of the Borrowing Base unless the Required Lenders consent to its continued inclusion. Upon the occurrence of an Event of Default under subsection 6.2 (c) above, or if upon removal of the Property from the Borrowing Base, the Borrower does not reduce the outstanding balance of the Loans to be less than or equal to the recomputed Borrowing Base within the time period allowed under Section 2.7(b) of the Credit Agreement, then the whole of said principal sum hereby secured shall, at once either automatically or at the option of Mortgagee as described in Section 8.1 of the Credit Agreement, become immediately due and payable, together with accrued interest thereon, without any presentment, demand, protest or notice of any kind to Mortgagor.

                  (b) Receiver. Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through Mortgagor, and without regard for the solvency or insolvency of Mortgagor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Mortgagee would have, upon entering and taking possession of the Property under subsection (c) below.

                  (c) Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: taking and possessing all of Mortgagor's or the then owner's Books and Records; entering into, enforcing, modifying or canceling leases on such terms

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

         and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Mortgagee; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Premises and make all of it available to Mortgagee at the site of the Premises. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor's name on any instruments.

                  (d) Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage, including, without limitation, completing construction of the improvements at the Property contemplated by the Credit Agreement. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee's sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee or to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Credit Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person. Any amounts expended by Mortgagee under this Subsection 6.3(d) shall be secured by this Mortgage.

                  (e) Uniform Commercial Code Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the State in which the Property is located.

                  (f) Foreclosure by Advertisement. Mortgagee may foreclose the lien of this Mortgage by advertisement pursuant to the procedures set forth in Minnesota Statutes Chapters 580 and 582. Mortgagor hereby grants Mortgagee the statutory power of sale, as described in Minnesota Statues Section 507.15, subd. 5, to foreclose the lien of this mortgage by advertisement and to the extent allowed by law, commence a District Court action to obtain a judgment for any deficiency.

                  (g) Foreclosure by Action. Mortgagee may foreclose the lien of this Mortgage by action pursuant to Minnesota Statutes, Chapters 581 and 582 and obtain a judgment for any deficiency to the full extent permitted under Minnesota Statutes, Section 582.30.

                  (h) Assignment of Rents. Mortgagee may enforce the Assignment of Rents set forth in Section 2.1 of this Mortgage.

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                  (i)      Other Remedies. Mortgagee may exercise all rights and
         remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Mortgagor or any other person or entity in favor of Mortgagee in connection with the Secured Obligations or any part thereof, without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor. Mortgagee shall have the right to pursue all remedies afforded to a mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

                  (j) Sale of Personal Property. Mortgagee shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

                           (i)      For purposes of this power of sale,
                  Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Mortgagee may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

                           (ii) In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale: Mortgagee shall mail written notice of the sale to Mortgagor not later than thirty (30) days prior to such sale. Mortgagee will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Mortgagee will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

MORTGAGOR HEREBY: EXPRESSLY CONSENTS TO THE FORECLOSURE AND SALE OF THE PROPERTY BY ACTION PURSUANT TO MINNESOTA STATUTES CHAPTER 581 OR, AT THE OPTION OF MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES CHAPTER 580, WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE PROPERTY AND PUBLICATION OF SAID NOTICE FOR SIX WEEKS IN THE COUNTY IN MINNESOTA WHERE THE PROPERTY IS SITUATED; ACKNOWLEDGES THAT SERVICE NEED NOT BE MADE UPON MORTGAGOR PERSONALLY (UNLESS MORTGAGOR IS AN OCCUPANT) AND THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED INS AID STATUTES, EXPRESSLY WAIVES ANY AND ALL RIGHT TO PRIOR NOTICE OF SALE OF THE PROPERTY AND ANY AND ALL RIGHTS TO A PRIOR HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE PROPERTY.

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         6.4      Credit Bids. At any Foreclosure Sale, any person, including
Mortgagor or Mortgagee, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the following obligations:

                  (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee under Section 5.10 of this Mortgage; and

                  (b) Second, all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose.

7.       MISCELLANEOUS PROVISIONS.

         7.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

         7.2      No Waiver or Cure.

                  (a) Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee's consent to be obtained in any future or other instance.

                  (b) If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

                           (i) Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

                           (ii) Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.3(h) above, either with or without taking possession of all or any part of the Property.

                           (iii) Mortgagee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies,

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                                     - 18 -

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                  condemnation awards, or other claims, property or rights
                  assigned to Mortgagee under Section 5.5 and Section 5.6 above.

                           (iv) Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.13 above.

                           (v) Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

                           (vi) Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

         7.3      Powers of Mortgagee.

                  (a) If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.8 or Subsection 6.3(d) of this Mortgage, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

                  (b) Mortgagee may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

                  (c) From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

         7.4 Merger. No merger shall occur as a result of Mortgagee's acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

         7.5 Joint and Several Liability. If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor's obligations under this Mortgage.

         7.6 Applicable Law. The creation, perfection and enforcement of the lien of this Mortgage shall be governed by the law of the State in which the property is located. Subject to the

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

foregoing, in all other respects, this Mortgage shall be governed by the substantive laws of the State of Ohio.

         7.7 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 7.7 does not waive the provisions of Section 6.1 above.

         7.8      Interpretation.

                  (a) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

                  (b) The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

                  (c) No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

         7.9 In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys' fees, those fees shall include the reasonable and customary allocated costs for services of in-house counsel.

         7.10 Waiver of Statutory Rights. To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

         7.11 Severability. If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare all Secured Obligations immediately due and payable.

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                                     - 20 -

         7.12 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing
(c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Mortgagor:                 Glimcher Properties Limited Partnership
                           150 East Gay Street
                           Columbus, Ohio 43215
                           Attention: General Counsel
                           Telephone: (614) 887-5619
                           Facsimile: (614) 621-8863

With a copy to:            Squire, Sanders, & Dempsey
                           1300 Huntington Center
                           41 South High Street
                           Columbus, Ohio 43215
                           Attention:  Kim A. Rieck, Esq.
                           Telephone: (614) 365-2804
                           Facsimile: (614) 365 2499

Mortgagee:                 KeyBank National Association
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention: Real Estate Capital
                           Phone: 216-689-4660
                           Facsimile: 216-689-4997


With a copy to:            Sonnenschein Nath & Rosenthal, LLP
                           8000 Sears Tower
                           233 South Wacker
                           Chicago, Illinois 60606
                           Attention: Patrick G. Moran, Esq.
                           Telephone 312-876-8132
                           Facsimile 312-876-7932

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

         Any notice or demand delivered to the person or entity named above to accept notices and demands for Mortgagor shall constitute notice or demand duly delivered to Mortgagor, even if delivery is refused.

Blaine, Minnesota

         7.13 WAIVER OF TRIAL BY JURY. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS MORTGAGE, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF MORTGAGOR OR MORTGAGEE. MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. MORTGAGOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN, ENTER INTO THIS MORTGAGE AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

         7.14 Inconsistencies. In the event of any inconsistency between this Mortgage and the Credit Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Credit Agreement shall be controlling.

         7.15 Partial Invalidity; Maximum Allowable Rate of Interest. Mortgagor and Mortgagee intend and believe that each provision in this Mortgage and the Notes comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Mortgage or the Notes is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Mortgage and the Notes to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Mortgagor and Mortgagee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Mortgage and the Notes shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Mortgagor and Mortgagee under the remainder of this Mortgage and the Notes shall continue in full force and effect. All agreements herein and in the Notes are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance of the Notes, or otherwise, shall the amount paid or agreed to be paid to the Holders for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Notes or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the Holders shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Notes and not to the payment of interest.

Blaine, Minnesota

         7.16 UCC Financing Statements. Mortgagor hereby authorizes Mortgagee to file UCC financing statements to perfect Mortgagee's security interest in any part of the Property. In addition, Mortgagor agrees to sign any and all other documents that Mortgagee deems necessary in its sole discretion to perfect, protect, and continue Mortgagee's lien and security interest on the Property.

         7.17 Applicable Law. This Mortgage shall be construed, interpreted and governed by the laws of the State in which the Premises are located.

Blaine, Minnesota

         IN WITNESS WHEREOF, The Parties hereto have caused this Agreement to be executed and agree as of the date first above written.

                                Mortgagor:

                                Glimcher Northtown Venture, LLC,
                                a Delaware limited liability company

                                By: Glimcher Properties Limited Partnership,
                                    a Delaware limited partnership, sole member

                                    By: Glimcher Properties Corporation,
                                        a Delaware corporation, Sole General
                                        Partner

                                        By: ____________________________________
                                            George A. Schmidt,
                                            Executive Vice President

                       (SIGNATURES CONTINUE ON NEXT PAGE)

Blaine, Minnesota

                                Mortgagor:

                                KEYBANK NATIONAL ASSOCIATION, as
                                Administrative Agent

                                  By:___________________________________________
                                  Print Name:___________________________________
                                  Print Title:__________________________________

Blaine, Minnesota

STATE OF ____________ )

                      ) SS:
COUNTY OF __________  )

The foregoing instrument was acknowledged before me this ____ day of October, 2003, by George A. Schmidt, the Executive Vice President of Glimcher Properties Corporation, a Delaware corporation, the Sole General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, sole member of Glimcher Northtown Mall Venture, LLC, a Delaware limited liability company on behalf of said Glimcher Northtown Mall Venture, LLC. He/She is personally known to me or has produced a State of ______________ driver's license as identification.

                                         Sign Name: ____________________________
                                                                   Notary Public

                                         Print Name: ___________________________

                                         Serial No. (if any):___________________

                                                    [NOTARIAL SEAL]

My Commission Expires:  ____________________

Blaine, Minnesota

STATE OF ILLINOIS)
                   ) ss.
COUNTY OF COOK)

The foregoing instrument was acknowledged before me this ___ day of October, 2003, by _____________________, the ________________ of KeyBank National
Association, on behalf of such national banking association.

                                         _______________________________________
                                         Notary Public

This instrument was drafted by:
Patrick G. Moran
SONNENSCHEIN NATH & ROSENTHAL LLP
8000 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606
(312) 876-8132

Blaine, Minnesota

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

See Attached:

Blaine, Minnesota